Exhibit 99.1

ITG Reports First Quarter 2017 Results

Earnings Boosted by Record Profitability in EMEA and Asia Pacific

NEW YORK, May 3, 2017 – ITG (NYSE: ITG), a leading independent broker and financial technology provider, today reported results for the quarter ended March 31, 2017.

First Quarter 2017 Highlights

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GAAP net income of $5.3 million, or $0.16 per diluted share compared to a GAAP net loss of $2.5 million, or $0.08 per diluted share, and adjusted net income of $1.8 million, or $0.05 per diluted share, for the first quarter of 2016. GAAP results for the first quarter of 2016 include (i) charges of $2.8 million pre-tax, or $0.05 per diluted share after taxes, related to the arbitration settlement with ITG’s former CEO; and (ii) a pre-tax charge of $2.8 million, or $0.08 per diluted share after taxes, for the amount expensed for upfront awards granted to ITG’s current CEO. There were no non-GAAP adjustments to results for the first quarter of 2017.

-	Revenues of $120.8 million, compared to revenues of $124.7 million in the first quarter of 2016.
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Expenses of $117.1 million compared to GAAP expenses of $128.3 million and adjusted expenses of $122.7 million in the first quarter of 2016.  Adjusted expenses for the first quarter of 2016 exclude the charges listed above.

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Average daily trading volume in the U.S. was 151 million shares versus 162 million shares in the first quarter of 2016. POSIT® average daily U.S. volume was 63 million shares compared to 65 million shares in the first quarter of 2016. Total average daily U.S. volume traded through POSIT Alert® was 15 million shares, compared to 13 million shares in the first quarter of 2016.
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In Europe, average daily value traded in POSIT was $1.1 billion compared to $1.4 billion in the first quarter of 2016, including the effects of currency translation. Total average daily value traded through POSIT Alert in Europe increased 77% compared to the first quarter of 2016.

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The repurchase of 162,000 shares of common stock for a total of $3.2 million under ITG’s authorized share repurchase program. Repurchases since the first quarter of 2010 have totaled $256 million for a total of 16.8 million shares, resulting in a decrease in shares outstanding, net of issuances, of approximately 25%.

Commenting on the results, ITG President and Chief Executive Officer, Frank Troise, said, “We continue to build momentum in our international operations, with revenue growth in all three regions and record profitability in EMEA and Asia Pacific.  While the environment in the U.S. is challenging, we gained market share in the first quarter and are working to close the profitability gap through execution of our Strategic Operating Plan, which aims to enhance the value we deliver to clients through our core liquidity, execution, analytics and workflow technology solutions.”

First Quarter Regional Segment Results

North American revenues were $69.9 million in the first quarter of 2017 compared to revenues of $82.4 million in the first quarter of 2016.

ITG reported a net loss of $1.8 million in North America in the first quarter of 2017, including $3.3 million in pre-tax charges, or $2.0 million after-tax, related to (i) headcount reductions; and (ii) a rent reserve charge for the remaining lease obligation on a vacated portion of our Boston office. These charges were partially offset by a tax benefit of $0.8 million due to an accounting rule change for deductions taken on stock grants in excess of grant date fair value. North American net income was $3.1 million in the first quarter of 2016.

U.S. revenues in the first quarter of 2017 were $53.4 million, compared to $66.3 million in the first quarter of 2016 including the impact of the divesture of the investment research operations in May 2016.

Canada revenues in the first quarter of 2017 were $16.5 million, compared to $16.1 million in the first quarter of 2016, including the impact of the closing of the Canadian arbitrage trading desk in April 2016.

Europe and Asia Pacific revenues were $50.7 million in the first quarter of 2017, compared to $41.9 million in the first quarter of 2016.

ITG reported net income for its Europe and Asia Pacific operations of $11.1 million in the first quarter of 2017, a new record high, compared to $4.1 million in the first quarter of 2016. First quarter 2017 net income includes a tax benefit of $0.3 million due to an accounting rule change for deductions taken on stock grants in excess of grant date fair value.

European revenues were a record $36.7 million in the first quarter of 2017 including the impact of currency translation, up from $31.1 million in the first quarter of 2016.

Asia Pacific revenues were $13.9 million, up from $10.8 million in the first quarter of 2016.

Corporate activity reduced GAAP net income by $4.0 million in the first quarter of 2017 and $9.7 million in the first quarter of 2016. Corporate activity in the first quarter of 2016 included the after-tax impact of the amount expensed during the first quarter of 2016 for the upfront cash and stock awards to ITG’s current CEO, a significant portion of which replaced compensation he forfeited at his former employer, and the reserves and associated legal fees related to the arbitration with ITG’s former CEO.

Corporate activity includes investment income and non-operating gains, as well as costs not associated with operating ITG's regional and product group business lines including, costs of being a public company, intangible amortization, interest expense, costs of maintaining a global transfer pricing structure, foreign exchange gains and losses and certain non-operating items.

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”), management uses certain “non-GAAP financial measures” as such term is defined in Regulation G promulgated by the SEC. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP. Management believes the presentation of these measures provides investors with greater transparency and supplemental data relating to our financial condition and results of operations, and therefore a more complete understanding of factors affecting our business than GAAP measures alone. In addition, management believes the presentation of these matters is useful to investors for period-to-period comparison of results as the items may reflect certain unique and/or non-operating items such as acquisitions, divestitures, restructuring charges, write-offs and impairments, charges associated with litigation or regulatory matters together with related expenses or items outside of management’s control.

Adjusted expenses, adjusted income (loss) before income tax expense (benefit), adjusted income tax expense (benefit), adjusted net income (loss) and adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), together with related per share amounts, are non-GAAP performance measures that we believe are useful to assist investors in gaining an understanding of the trends and operating results for our core business. These measures should be viewed in addition to, and not in lieu of, results reported under GAAP.

Reconciliations of (i) adjusted expenses, adjusted income before income tax expense, adjusted income tax expense and adjusted net income to expenses, loss before income tax benefit, income tax benefit and net loss and related per share amounts as determined in accordance with GAAP for the three months ended March 31, 2016 and (ii) adjusted EBITDA to net loss as determined in accordance with GAAP for the three months ended March 31, 2017 and March 31, 2016, are provided in the accompanying supplemental tables at the end of this release.

Conference Call on 1Q17 Results

An investor conference call to discuss ITG’s results will be held today at 8:00 am ET. Those wishing to listen to the call should dial 1-844-881-0134  (1-412-317-6722 outside the U.S.) at least 15 minutes prior to the start of the call to ensure connection.

The webcast and accompanying slideshow presentation will be available at: investor.itg.com. A replay will be available for one week by dialing 1-877-344-7529  (1-412-317-0088 outside the U.S.) and entering replay number 10104933. The replay will be available starting approximately one hour after the completion of the conference call.

About ITG

Investment Technology Group (NYSE: ITG) is a global financial technology company that helps leading brokers and asset managers improve returns for investors around the world. We empower traders to reduce the end-to-end cost of implementing investments via technology-enabled liquidity, execution, analytics and workflow technology solutions. ITG has offices in Asia Pacific, Europe and North America and offers execution services in more than 50 countries. Please visit www.itg.com for more information.

In addition to historical information, this press release may contain "forward-looking" statements that reflect management’s expectations for the future. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “could” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “trend,” “potential” or “continue” and the negative of these terms and other comparable terminology. A variety of important factors could cause results to differ materially from such statements.

Certain of these factors are noted throughout ITG’s 2016 Annual Report on Form 10-K, and its Form 10-Qs (as amended, if applicable) and include, but are not limited to, general economic, business, credit, political and financial market conditions, both internationally and domestically, financial market volatility, fluctuations in market trading volumes, effects of inflation, adverse changes or volatility in interest rates, fluctuations in foreign exchange rates, evolving industry regulations and increased regulatory scrutiny, the outcome of contingencies such as legal proceedings or governmental or regulatory investigations and customer or shareholder reaction to, or further proceedings or sanctions based on, such matters, the volatility of our stock price, changes in tax policy or accounting rules, the ability of the Company to recognize its deferred tax assets, the actions of both current and potential new competitors, changes in commission pricing, rapid changes in technology, errors or malfunctions in our systems or technology, operational risks related to misconduct or errors by our employees or entities with which we do business, cash flows into or redemptions from equity mutual funds, ability to meet liquidity requirements related to the clearing of our customers’ trades, customer trading patterns, the success of our products and service offerings, our ability to continue to innovate and meet the demands of our customers for new or enhanced products, our ability to protect our intellectual property, our ability to execute on strategic initiatives or transactions, our ability to attract and retain talented employees, and our ability to pay dividends or repurchase our common stock in the future.

The forward-looking statements included herein represent ITG’s views as of the date of this release. ITG undertakes no obligation to revise or update publicly any forward-looking statement for any reason unless required by law.

ITG Media/Investor Contact:

J.T. Farley

1-212-444-6259

corpcomm@itg.com

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2017	2016
Revenues:
Commissions and fees	$99,880	$98,960
Recurring	18,950	22,195
Other	2,005	3,513
Total revenues	120,835	124,668

Expenses:
Compensation and employee benefits	46,684	52,464
Transaction processing	24,856	22,834
Occupancy and equipment	15,622	13,978
Telecommunications and data processing services	12,027	14,773
Other general and administrative	17,315	23,722
Interest expense	520	535
Total expenses	117,024	128,306
Income (loss) before income tax benefit	3,811	(3,638)
Income tax benefit	(1,491)	(1,132)
Net income (loss)	$5,302	$(2,506)
Income (loss) per share:
Basic	$0.16	$(0.08)
Diluted	$0.16	$(0.08)
Basic weighted average number of common shares outstanding	32,949	33,106
Diluted weighted average number of common shares outstanding	34,130	33,106

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Supplemental Financial Data (unaudited)

(In thousands)

	Three Months Ended
	March 31,
	2017	2016
Revenues by Geographic Region:
U.S. Operations	$53,393	$66,329
Canadian Operations	16,482	16,096
European Operations	36,712	31,139
Asia Pacific Operations	13,943	10,757
Corporate (non-product)	305	347
Total Revenues	$120,835	$124,668

	Three Months Ended
	March 31,
	2017	2016
Revenues by Product Group:
Execution Services	$86,287	$89,793
Workflow Technology	23,100	23,593
Analytics	11,143	10,935
Corporate (non-product)	305	347
Total Revenues	$120,835	$124,668

INVESTMENT TECHNOLOGY GROUP, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Financial Condition

(In thousands, except share amounts)

	March 31,	December 31,
	2017	2016
	(unaudited)
Assets
Cash and cash equivalents	$245,449	$277,977
Cash restricted or segregated under regulations and other	13,487	40,353
Deposits with clearing organizations	57,418	62,556
Securities owned, at fair value	2,150	2,557
Receivables from brokers, dealers and clearing organizations	279,358	152,294
Receivables from customers	95,131	54,486
Premises and equipment, net	58,144	59,333
Capitalized software, net	39,301	38,606
Goodwill	10,220	10,102
Intangibles, net	15,075	15,390
Income taxes receivable	670	873
Deferred taxes	43,169	38,688
Other assets	25,084	22,070
Total assets	$884,656	$775,285
Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$135,416	$174,343
Short-term bank loans	129,737	72,150
Payables to brokers, dealers and clearing organizations	184,533	100,188
Payables to customers	22,660	12,272
Securities sold, not yet purchased, at fair value	—	249
Income taxes payable	4,284	4,552
Term debt	4,802	6,367
Total liabilities	481,432	370,121
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized; 52,565,272 and 52,456,165 shares issued at March 31, 2017 and December 31, 2016, respectively	526	525
Additional paid-in capital	236,995	248,748
Retained earnings	538,678	536,350
Common stock held in treasury, at cost; 19,420,086 and 19,830,032 shares at March 31, 2017 and December 31, 2016, respectively	(341,024)	(346,482)
Accumulated other comprehensive income (net of tax)	(31,951)	(33,977)
Total stockholders’ equity	403,224	405,164
Total liabilities and stockholders’ equity	$884,656	$775,285

INVESTMENT TECHNOLOGY GROUP, INC.

Reconciliation of US GAAP Results to Adjusted Results

(In thousands, except per share amounts)

Three Months Ended
March 31, 2016
Total expenses	$128,306
Less:
Compensation awards for current CEO (1)	(2,797)
Arbitration case with former CEO and associated costs (2)	(2,812)
Adjusted expenses	$122,697

Loss before income tax benefit	$(3,638)
Effect of adjustments	5,609
Adjusted income before income tax expense	$1,971

Income tax benefit	$(1,132)
Tax effect of adjustments (1) (2)	1,262
Adjusted income tax expense	$130

Net loss	$(2,506)
Net effect of adjustments	4,347
Adjusted net income	$1,841

Diluted loss per share	$(0.08)
Net effect of adjustments	0.13
Adjusted diluted income per share	$0.05

Notes:

(1)

During the three months ended March 31, 2016, the Company expensed $2.8 million for cash and stock awards granted to its current Chief Executive Officer upon the commencement of his employment in January 2016, a significant portion of which replaced awards he forfeited at his former employer. Due to U.S. tax regulations, only a small portion of the amount expensed for these awards was eligible for a tax deduction.

(2)

During the three months ended March 31, 2016, the Company established a reserve of $2.5 million in accordance with ASC 450, Contingencies, for the arbitration case with its former Chief Executive Officer and incurred legal fees related to this matter of $0.3 million.

Reconciliation of Adjusted Earnings

Before Interest, Taxes, Depreciation, and Amortization

(In thousands)

	Three Months Ended
	March 31,
	2017	2016
Net Income (Loss) (1)(2)	$5,302	$(2,506)
Impact of adjustments, after-tax	—	4,347
Adjusted net income	5,302	1,841

Deduct:
Investment income	(281)	(307)

Add Back:
Interest expense	520	535
Income tax benefit	(1,491)	(1,132)
Tax effect of adjustments	—	1,262
Depreciation and Amortization	11,227	10,781
Adjusted earnings before interest, taxes, depreciation, and amortization	$15,277	$12,980

Notes:

(1)

Net income includes pre-tax charges for non-cash stock-based compensation of $5.7 million and $6.6 million  (including $1.3 million for the upfront stock awards to the current Chief Executive Officer) for the three months ended March 31, 2017 and 2016, respectively.

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